Exhibit 99.B(g)(4)

FOURTEENTH AMENDMENT TO THE

AMENDED AND RESTATED MULTI-TRUST CUSTODY AGREEMENT

THIS FOURTEENTH AMENDMENT dated as of the last date written below (the “Effective Date”), to the Amended and Restated Multi-Trust Custody Agreement, dated as of June 14, 2013, as amended (the “Agreement”), is entered into by and between each of SEI Institutional Managed Trust, a Massachusetts business trust (“SIMT”), SEI Institutional Investments Trust, a Massachusetts business trust (“SIIT”), SEI daily income trust, a Massachusetts business trust (“SDIT”), sei asset allocation trust, a Massachusetts business trust (“SAAT”), sei tax exempt trust, a Massachusetts business trust (“STET”), SEI INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“SIPT”), SEI EXCHANGE TRADED FUNDS TRUST, a Delaware statutory trust (“SETFT”), SEI CATHOLIC VALUES TRUST, a Delaware statutory trust (“SCVT”) and new Covenant Funds, a Delaware statutory trust (“NCF”) (each a “Trust” and, collectively, the “Trusts”), severally and not jointly, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the SEI Exchange Traded Funds Trust and to add SEI High Yield Bond & Alternative Credit ETF, a series of the SEI Exchange Traded Funds Trust; and

WHEREAS, the parties desire to amend the fees listed in Exhibit B of the Agreement;

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	As of the Effective Date, Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

SEI INSTITUTIONAL MANAGED TRUST

SEI INSTITUTIONAL INVESTMENTS TRUST

SEI DAILY INCOME TRUST

SEI ASSET ALLOCATION TRUST

SEI TAX EXEMPT TRUST

SEI INSURANCE PRODUCTS TRUST

SEI CATHOLIC VALUES TRUST

SEI EXCHANGE TRADED FUNDS TRUST

NEW COVENANT FUNDS

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Stephen MacRae, on behalf of each of the above listed Trusts, severally and not jointly	By:	/s/ Gregory Farley

Name:	Stephen MacRae	Name:	Gregory Farley

Title:	Vice President	Title:	Senior Vice President

Date:	April 21, 2026	Date:	April 23, 2026

EXHIBIT A

to the Multi-Trust Custody Agreement

Fund Names

Separate Series of the Trusts

SEI Institutional Managed Trust
Large Cap Fund
Large Cap Value Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
S&P 500 Index Fund
Small Cap Fund
Small Cap Value Fund
Small Cap Growth Fund
Tax-Managed Small/Mid Cap Fund
Mid-Cap Fund
U.S. Managed Volatility Fund
Tax-Managed Managed Volatility Fund
Real Estate Fund
Enhanced Income Fund
Core Fixed Income Fund
U.S. Fixed Income Fund
Real Return Fund
Multi-Strategy Alternative Fund
Long/Short Alternative Fund Conservative Income Fund Tax Free Conservative Income Fund Large Cap Index Fund
SEI Institutional Investments Trust
Large Cap Fund
Large Cap Disciplined Equity Fund
Large Cap Index Fund
Extended Market Index Fund
Strategic U.S. Large Cap Equity Fund
Small Cap Fund
Small Cap II Fund
Small/Mid Cap Equity Fund
U.S. Managed Volatility Fund
Opportunistic Income Fund (f/k/a Enhanced LIBOR Opportunities Fund)
Core Fixed Income Fund
High Yield Bond Fund
Long Duration Fund
Long Duration Credit Fund (f/k/a Long Duration Corporate Bond Fund)
Ultra Short Duration Bond Fund S&P 500 Index Fund
Limited Duration Bond Fund
Intermediate Duration Credit Fund

SEI Daily Income Trust
Money Market Fund
Prime Obligation Fund
Government Fund
Government II Fund
Treasury Fund
Treasury II Fund
Ultra Short Duration Bond Fund
Short-Duration Government Fund
Intermediate-Duration Government Fund
GNMA Fund
SEI Asset Allocation Trust
Defensive Strategy Fund
Defensive Strategy Allocation Fund
Conservative Strategy Fund
Conservative Strategy Allocation Fund
Moderate Strategy Fund
Moderate Strategy Allocation Fund
Aggressive Strategy Fund
Tax-Managed Aggressive Strategy Fund
Core Market Strategy Fund
Core Market Strategy Allocation Fund
Market Growth Strategy Fund
Market Growth Strategy Allocation Fund
SEI Tax Exempt Trust
Intermediate-Term Municipal Fund
Short Duration Municipal Fund
California Municipal Bond Fund
Massachusetts Municipal Bond Fund
New Jersey Municipal Bond Fund
New York Municipal Bond Fund
Pennsylvania Municipal Bond Fund
Tax-Advantaged Income Fund

SEI INSURANCE PRODUCTS TRUST VP Defensive Strategy Fund VP Conservative Strategy Fund VP Moderate Strategy Fund VP Market Plus Strategy Fund VP Balanced Strategy Fund VP Market Growth Strategy Fund

SEI CATHOLIC VALUES TRUST
Catholic Values Fixed Income

SEI Exchange Traded Funds Trust
SEI High Yield Bond & Alternative Credit ETF

New Covenant Funds
New Covenant Income Fund
New Covenant Balanced Income Fund
New Covenant Balanced Growth Fund

EXHIBIT B

to the Multi-Trust Custody Agreement

DOMESTIC CUSTODY SERVICES

FEE SCHEDULE

Annual Fee:

Calculated monthly on the Average Market Value of each fund* (less tri-party repurchase agreement assets and RIC Money Markets) within each trust.

The Annual Fee is calculated on the total Average Market Value of all funds** listed in the Amended and Restated Multi-Trust Custody agreement dated June 14, 2013 and the SEI Liquidity Fund LP dated March 1, 2007.

[REDACTED]

•	*The Fund Administrator will provide the Average Market Value the purpose of calculating monthly fee invoices.

•	** The SAAT and SIPT Trusts and the New Covenant Funds Trust Balanced Income and Balanced Growth Funds’ money market assets are excluded from the Annual Fee calculation.

•	[REDACTED]

Security Lending Transaction Fees:

[REDACTED]

Portfolio Transaction Fees:

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

▪	No charge for the initial conversion free receipt.

▪	[REDACTED]

▪	[REDACTED]

For the SAAT and SIPT Trust

▪	[REDACTED]

▪	[REDACTED]

Out of Pocket Expenses – per the custody agreement.

Fees are billed monthly

[Table Redacted]

Safekeeping and transaction fees are assessed on security and currency transactions

Annual Base Fee - A monthly minimum charge per Fund will apply based on the number of foreign securities held.

▪	[REDACTED]

▪	[REDACTED]

▪	[REDACTED]

▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: [REDACTED]

Out of Pocket Expenses – Per the custody agreement

Fees are billed monthly

EXHIBIT C

to the Multi-Trust Custody Agreement

Shareholder Communications Act Election

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “no” to disclosure will apply to all U.S. securities Custodian holds for you now and in the future, unless you change your mind and notify us in writing. A “no” election may prevent Custodian from obtaining, on your behalf, the most favorable tax rate for American Depository Receipts (ADRs) held in your account.

NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

SEI INSTITUTIONAL MANAGED TRUST		SEI INSTITUTIONAL INVESTMENTS TRUST

By:	/s/ Stephen MacRae	By:	/s/ Stephen MacRae

Title:	Vice President	Title:	Vice President

Date:	April 21, 2026	Date:	April 21, 2026

NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

SEI DAILY INCOME TRUST		SEI ASSET ALLOCATION TRUST

By:	/s/ Stephen MacRae	By:	/s/ Stephen MacRae

Title:	Vice President	Title:	Vice President

Date:	April 21, 2026	Date:	April 21, 2026

NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

SEI TAX EXEMPT TRUST		SEI INSURANCE PRODUCTS TRUST

By:	/s/ Stephen MacRae	By:	/s/ Stephen MacRae

Title:	Vice President	Title:	Vice President

Date:	April 21, 2026	Date:	April 21, 2026

NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

SEI CATHOLIC VALUES TRUST		SEI EXCHANGE TRADED FUNDS TRUST

By:	/s/ Stephen MacRae	By:	/s/ Stephen MacRae

Title:	Vice President	Title:	Vice President

Date:	April 21, 2026	Date:	April 21, 2026

NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

NEW COVENANT FUNDS

By:	/s/ Stephen MacRae

Title:	Vice President

Date:	April 21, 2026